UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2021

GROVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40535	83-3378978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1710 Whitney Mesa Drive Henderson, NV 89014
(Address of principal executive offices)

(701) 353-5425
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

Effective August 1, 2021, Grove Inc., a Nevada corporation (the “Company” or “Grove”) entered into an Asset Purchase Agreement (the “Agreement”) with Grove Acquisition Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Buyer” and, together with the Company, the “Buying Parties”), VitaMedica Corporation, a California corporation (the “Seller”), David Rahm and Yvette La-Garde (each a “Seller Stockholder” and, together with the Seller, collectively, the “Selling Parties”). The Seller is a leading online seller of supplements for surgery, recovery, skin, beauty, health and wellness.

Pursuant to the terms and conditions of the Agreement, the Buyer agreed to purchase substantially all of the assets of the Seller (the “Transaction”). The purchase price for the sale consists of $500,000 of Grove’s common stock, par value $0.001 per share (the “Grove Common Stock”), a non-negotiable promissory note from Grove in favor of the Seller in the original principal amount of $500,000, a non-negotiable convertible promissory note from Grove in favor of the Seller in the original principal amount of $500,000, convertible at the Seller’s option into Grove Common stock at $5.00 per share for a total of 100,000 shares of Grove Common Stock and a cash payment of $2,000,000.

Additionally, if the revenues of the Seller’s business during the period commencing on the day of closing and ending on the first anniversary of the closing are less than $2,500,000, then the purchase price shall be reduced as calculated in accordance with a formula set forth in the Agreement. Additionally, the purchase price will be adjusted (positively or negatively) based upon the differences in the book value of the Closing Working Capital (as defined in the Agreement) as compared to a “Benchmark Working Capital” of $573,000.

The Agreement includes customary representations, warranties and covenants of the Selling Parties and Buying Parties. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement and are not intended to provide factual, business, or financial information about the Buying Parties and Selling Parties. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Buying Parties and Selling Parties, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Agreement that were made to the other party in connection with the negotiation of the Agreement and generally were solely for the benefit of the parties to that agreement. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, documents that the Company files with the SEC.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction closed on August 5, 2021. The information provided in Item 1.01 of this Current Report on Form 8-K related to the Agreement is incorporated by reference into this Item 2.01.

As of the date of the Agreement, there were no material relationships between the parties involved and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer thereof, other than in respect of the Agreement.

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Section 8 – Other Events

Item 8.01 Other Events.

On August 5, 2021, the Company issued a press release announcing its entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of the Seller required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement, dated August 1, 2021, by and among Grove, Inc., Grove Acquisition Subsidiary, Inc., VitaMedica Corporation, David Rahm and Yvette La-Garde.
99.1	Press Release issued by Grove, Inc., dated August 5, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE, INC.

Dated: August 6, 2021	By:	/s/ Andrew J. Norstrud
	Name:	Andrew J. Norstrud
	Title:	Chief Financial Officer

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